SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

600 Luckie Drive, Suite 350

Birmingham, Alabama 35223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                                                                             Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                        ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry by Certain Executive Officers into Supplemental Executive Retirement Benefits Agreements and Split-Dollar Agreements

On September 12, 2018, National Bank of Commerce (the “Bank”), a national banking association and wholly owned subsidiary of National Commerce Corporation (the “Company”), entered into new Supplemental Executive Retirement Benefits Agreements (each, a “SERP Agreement” and, collectively, the “SERP Agreements”) and new Split-Dollar Agreements (each, a “Split-Dollar Agreement” and, collectively, the “Split-Dollar Agreements”) with (i) Richard Murray, IV, who serves as Chairman of the Board of Directors and Chief Executive Officer of the Company and the Bank, and (ii) William E. Matthews, V, who serves as President and Chief Financial Officer of the Company and the Bank. Each of Messrs. Murray and Matthews is referred to herein as an “Officer” and, collectively, as the “Officers.”

The SERP Agreements and the Split-Dollar Agreements were entered into in recognition of the increase in the responsibilities of the Officers resulting from the previously-announced appointments of Messrs. Murray and Matthews to the positions described above as of August 28, 2018, and are intended to provide benefits to the Officers in addition to, and not in lieu of, the benefits provided by the Supplemental Executive Retirement Benefits Agreements and the Split-Dollar Agreements previously entered into with each of the Officers, effective as of January 1, 2016.

The SERP Agreements and the Split-Dollar Agreements, and the entry by NBC into each of the agreements with the Officers, were approved by the Compensation Committee of the Board of Directors of the Company on July 20, 2018 and by the Board of Directors on August 28, 2018.

SERP Agreements

Each SERP Agreement represents an unfunded, non-qualified benefit arrangement that is intended to serve as a retention tool and as a supplemental retirement benefit for the Officers. Under each SERP Agreement, if the Officer remains employed by the Bank until at least age 65, he will be entitled to receive a monthly payment of $10,000 (the “Full Benefit”) for a period of fifteen years, commencing on the first day of the month following the date on which the Officer retires or otherwise experiences a “Separation from Service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”)) with the Bank or its affiliates. If, prior to age 65, (i) the Officer voluntarily resigns or (ii) the Bank terminates the Officer’s employment other than for “cause,” then the Officer will be entitled to a reduced monthly benefit corresponding to the year in which the resignation or termination occurs (a “Limited Benefit”). The minimum monthly Limited Benefit is $416.66, and the maximum monthly Limited Benefit is $9,166.66. The Limited Benefit is payable in equal monthly installments over a fifteen-year period commencing on the first day of the month following the month in which the Officer reaches age 65. Despite the foregoing payment schedule, any payments due under a SERP Agreement during the first six months after an Officer’s Separation from Service that would subject the Officer to additional tax, interest or penalties under Section 409A will be paid to the Officer in a lump sum on the first business day of the seventh month following the month in which his Separation from Service occurs.

If the Officer’s employment is terminated by the Bank for “cause,” as described in the SERP Agreement, then the Officer is not entitled to any payments under the SERP Agreement, and the Bank may terminate the SERP Agreement without incurring any liability thereunder. In addition, the Officer’s entitlement to payments under the SERP Agreement is expressly conditioned on his compliance with any restrictive covenants under the Officer’s employment agreement. Any failure by the Officer to satisfy these covenants will result in a forfeiture of payments under the SERP Agreement.

If a Change in Control (as defined in the SERP Agreement) occurs before an Officer experiences a Separation from Service with the Bank or its affiliates, then the Officer will become 100% vested in the Full Benefit upon any subsequent termination of employment, including a termination for “cause,” as described in the SERP Agreement. The Full Benefit will be paid in the manner described above. In addition, following a Change in Control, the Bank is required to pay any legal fees incurred by the Officer in enforcing his rights under the SERP Agreement. Upon a Change in Control, the requirement that the Officer comply with the restrictive covenant provisions described above as a condition to payment under the SERP Agreement becomes null and void.

If an Officer becomes substantially disabled while employed by the Bank, then the nature and amount of the benefit payable under the SERP Agreement will depend on whether and when the Officer returned to work with the Bank. If the Officer’s disability ceases and he returns to active employment with the Bank, then he will be treated as if he remained a full-time employee of the Bank from the effective date of the SERP Agreement until the date on which he experiences a Separation of Service following his return to work, and he will be entitled to the Full Benefit (if he remains employed until age 65) or the Limited Benefit (if he terminates employment prior to age 65). If the Officer’s disability ceases but he fails to return to active employment, then he will receive the Limited Benefit.

The Bank is under no obligation to set aside, earmark or otherwise segregate any funds with which to pay the Bank’s obligations under the SERP Agreements, and the Officers are and will remain unsecured general creditors of the Bank. However, the Bank must hold life insurance policies with respect to the life of each Officer (the “Policies”) in order to fund the Bank’s obligations under the SERP Agreements. If an Officer’s Split-Dollar Agreement is in effect on the date of his death, then no death benefits will be paid under his SERP Agreement. If the Split-Dollar Agreement is not in effect on the date of the Officer’s death, then the following death benefits will be paid under the SERP Agreement: (i) if the Officer dies while employed by the Bank and prior to the commencement of any payments under the SERP Agreement, then the death benefit is a lump sum payment based on the present value of the Limited Benefit as of the date of the Officer’s death, or (ii) if the Officer dies after payments have begun under the SERP Agreement, then the death benefit is a lump sum payment based on the present value of the remaining unpaid monthly payments due under the SERP Agreement.

The foregoing description of the SERP Agreements is qualified in its entirety by reference to the copies of the SERP Agreements executed by each of the Officers, which are included as Exhibit 10.1A (for Mr. Murray) and Exhibit 10.1B (for Mr. Matthews) to this Current Report on Form 8-K and incorporated herein by reference.

Split-Dollar Agreements

Under the terms of each Split-Dollar Agreement, the Bank (i) owns each of the Policies to which the Split-Dollar Agreement relates, (ii) will pay all required premiums to keep the Policies in effect and (iii) controls all rights of ownership with respect to the Policies. Each Officer has the right to designate one or more beneficiaries to receive a portion of the proceeds payable upon the death of the Officer.

Upon the death of an Officer, the Officer’s beneficiaries will be entitled to receive an amount equal to the lesser of (i) the “Death Benefit,” as defined in the Split-Dollar Agreement, or (ii) the difference between the total death proceeds payable under the Policies and the cash surrender value of the Policies, commonly known as the “net amount at risk.” In general, the amount of the Death Benefit correlates to the remaining amount of the Full Benefit payable under the SERP Agreement. If an Officer dies while employed by the Bank and at or prior to age 65, then the Death Benefit will be $1,800,000, which represents the sum of the Full Benefit payments that would have been made under the SERP Agreement ($120,000 annually for 15 years). If the Officer remains employed by the Bank at least until his 65th birthday, then the Death Benefit automatically decreases each year by $120,000, with the first decrease occurring on the date on which the Officer reaches age 66. If an Officer becomes disabled while employed by the Bank, then he will be deemed for purposes of the Split-Dollar Agreement to have been a full-time employee of the Bank through the earlier of (i) the date on which he ceases to be substantially disabled or (ii) the date on which he reaches age 65. The Bank will be entitled to any death proceeds payable under the Policies that remain after payment to the Officer’s beneficiaries. The Bank and the Officer’s beneficiaries will share pro rata in any interest due on the death proceeds of the Policies, based on the amount of proceeds due each person, excluding any such interest.

The Split-Dollar Agreement contains conditions to the payment of benefits thereunder, including (i) the Officer’s compliance with the restrictive covenants as set forth in the SERP Agreement, and (ii) that the Officer’s employment may not have been terminated for “cause,” as determined by the Bank’s Board of Directors in accordance with the standards set forth in the SERP Agreement. In the event of a Change in Control, the foregoing conditions to payment are eliminated. In addition, payments under the Split-Dollar Agreements are to be made solely from the proceeds of the Policies, and the Bank has no obligation to the Officers or their beneficiaries if the insurer with whom the Policies are carried denies a claim, defaults on its obligation under the Policies or otherwise fails to pay a claim for any reason.

Prior to a Change in Control, the Split-Dollar Agreement will terminate immediately upon (i) the Officer’s death and payment of the death benefit, (ii) termination of the Officer’s employment before age 65 for any reason other than death (in which case no death benefits will be paid to the Officer’s beneficiaries), (iii) surrender or termination of the Policies by the Bank pursuant to a regulatory order or other legal requirement or (iv) the Officer attaining age 80, at which time the Death Benefit will have decreased to zero. Following a Change in Control that occurs before the Officer experiences a Separation from Service with the Bank, the Split-Dollar Agreement will remain in effect until (i) the Officer’s death and payment of the death benefit or (ii) the Officer attaining age 80, unless the Officer consents in writing to an earlier termination of the Split-Dollar Agreement.

The foregoing description of the Split-Dollar Agreements is qualified in its entirety by reference to the copies of the Split-Dollar Agreements executed by each of the Officers, which are included as Exhibit 10.2A (for Mr. Murray) and Exhibit 10.2B (for Mr. Matthews) to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1A	2018 Supplemental Executive Retirement Benefits Agreement, entered into and effective as of September 12, 2018, by and between National Bank of Commerce and Richard Murray, IV

10.1B	2018 Supplemental Executive Retirement Benefits Agreement, entered into and effective as of September 12, 2018, by and between National Bank of Commerce and William E. Matthews, V

10.2A	2018 Split-Dollar Agreement, entered into and effective as of September 12, 2018, by and between National Bank of Commerce and Richard Murray, IV

10.2B	2018 Split-Dollar Agreement, entered into and effective as of September 12, 2018, by and between National Bank of Commerce and William E. Matthews, V

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

September 14, 2018	/s/ William E. Matthews, V
William E. Matthews, V
President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1A	2018 Supplemental Executive Retirement Benefits Agreement, entered into and effective as of September 12, 2018, by and between National Bank of Commerce and Richard Murray, IV

10.1B	2018 Supplemental Executive Retirement Benefits Agreement, entered into and effective as of September 12, 2018, by and between National Bank of Commerce and William E. Matthews, V

10.2A	2018 Split-Dollar Agreement, entered into and effective as of September 12, 2018, by and between National Bank of Commerce and Richard Murray, IV

10.2B	2018 Split-Dollar Agreement, entered into and effective as of September 12, 2018, by and between National Bank of Commerce and William E. Matthews, V